Thrivent Series Fund, Inc.

Form N-SAR for
Period Ended 06-30-04

INDEX TO EXHIBITS

EXHIBIT NO.                        ITEM
-----------       ------------------------------------------------------------

    1.            Report on Shareholder Meeting (Item 77.C.)

    2.            Report on Shareholder Meeting - Opportunity Growth Portfolio
                  (Item 77.C.)

    3.            Merger Information (Item 77.M.)

    4.            Rule 10f-3 Transactions (Item 77.O.)